Exhibit 99.1

Culp Regains Compliance with NYSE Listing Standards

HIGH POINT, N.C.--(BUSINESS WIRE)--February 1, 2010--Culp, Inc. (NYSE: CFI) today announced it received notification on January 29, 2010, from the New York Stock Exchange (“NYSE”) that Culp has regained compliance with the NYSE’s quantitative continued listing standards. Culp received a letter of noncompliance from the NYSE in December 2008, notifying the company that it had fallen below both the minimum shareholders’ equity and market capitalization requirements for continued listing on the NYSE. Culp’s reinstatement to compliance comes as a result of the company’s consistent, positive performance commensurate with the business plan submitted to the NYSE, and its compliance with the NYSE’s minimum market capitalization and shareholders’ equity requirements over the past two quarters.

About the Company

Culp, Inc. is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for furniture. The company’s fabrics are used principally in the production of bedding products and residential and commercial upholstered furniture.

CONTACT:
Culp, Inc.
Investor Contact:
Kenneth R. Bowling, 336-881-5630
Chief Financial Officer
or
Media Contact:
Teresa A. Huffman, 336- 889-5161
Vice President of Human Resources